EXHIBIT 10.2
THE SECOND AMENDED AND RESTATED EQUITY PARTICIPATION PLAN
OF OIL STATES INTERNATIONAL, INC.
DIRECTOR DEFERRED STOCK GRANT NOTICE
Pursuant to the terms and conditions of The Second Amended and Restated Equity Participation Plan of Oil States International, Inc., as amended from time to time (the “Plan”), Oil States International, Inc. (the “Company”) hereby grants to the individual listed below (“you” or “Director”) a Deferred Stock award in the form of deferred stock units for which the Director has made an irrevocable election to defer receipt in accordance with the terms hereof . This Deferred Stock award (this “Award”) is subject to the terms and conditions set forth herein and in the Deferred Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), the Plan, and the Deferred Stock Unit Award Election Form executed by Director in the calendar year preceding the Date of Grant set forth below and relating to this Award (the “Election Form”), each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Director:	[_______________]

Date of Grant:	[_______________]

Total Number of Deferred Stock Units:	[_______________]

Vesting Schedule:
Subject to the terms of the Agreement, the Award shall vest in full on the earlier of (i) the date immediately preceding the date of the next Annual Meeting of Stockholders of the Company following the Date of Grant provided that Director has continuously served as a member of the Board from the Date of Grant through the date immediately preceding the date of such Annual Meeting of Stockholders of the Company, and (ii) the first anniversary of the Date of Grant.

Director: (i) agrees to be bound by the terms of this Grant Notice, the Plan, the Agreement and the Election Form; (ii) acknowledges that he or she has reviewed the Plan, this Grant Notice, the Agreement and the Election Form in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, the Agreement and the Election Form; (iii) hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice, the Agreement or the Election Form; and (iv) represents that his or her spouse, civil union partner or registered domestic partner (to the extent applicable) has reviewed and consented to the terms and conditions of this Grant Notice, the Plan, the Agreement and the Election Form. The Director will indemnify and hold harmless the Company and its affiliates, successors and assigns, from and against any and all claims, liabilities, obligations, damages, losses, costs and expenses whatsoever (including reasonable attorney’s fees and disbursements) arising out of or resulting from any and all claims, liabilities, obligations, damages, losses, costs and expenses, claimed or demanded by any current or former spouse, civil union partner or registered domestic partner of the Director and arising or resulting from this Grant Notice, the Election Form, the Plan, the Agreement or any grants awarded thereunder.
IN WITNESS WHEREOF, the Company has caused this Grant Notice to be duly executed by an officer thereunto duly authorized, and Director has executed this Grant Notice, all effective as of the Date of Grant set forth above.

OIL STATES INTERNATIONAL, INC.

By:
Cindy B. Taylor
President and Chief Executive Officer

DIRECTOR

EXHIBIT A
DEFERRED STOCK UNIT AGREEMENT
This Deferred Stock Unit Agreement (this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Oil States International, Inc., a Delaware corporation (the “Company”), and [_______________] (“Director”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.    Award. In consideration of Director’s past and/or continued service to the Company or an Affiliate and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to Director the number of deferred stock units set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement, the Plan and the Election Form (the Grant Notice, Plan and Election Form are each incorporated herein by reference as a part of this Agreement). In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each deferred stock unit represents the right to receive one share of Common Stock at the times and subject to the terms and conditions set forth in the Grant Notice, this Agreement, the Plan and the Election Form. Unless and until the deferred stock units have become vested in the manner set forth in the Grant Notice, Director will have no right to receive any Common Stock or other payments in respect of the deferred stock units. Prior to settlement of this Award, the deferred stock units and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
2.    Vesting of Deferred Stock Units.
(a)    Except as otherwise set forth in this Section 2, the deferred stock units shall vest in accordance with the vesting schedule set forth in the Grant Notice. Unless and until the deferred stock units have vested in accordance with such vesting schedule, Director will have no right to receive any dividends or other distribution with respect to the deferred stock units. In the event of the termination of Director’s service on the Board for any reason prior to the vesting of all of the deferred stock units (but after giving effect to any accelerated vesting pursuant to this Section 2), any unvested deferred stock units (and all rights arising from such deferred stock units and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
(b)    Notwithstanding anything in the Grant Notice, this Agreement, the Plan or the Election Form to the contrary, the deferred stock units shall immediately become fully vested upon (i) the date upon which a Change of Control occurs if such Change of Control occurs while Director is serving as a member of the Board and (ii) the date of termination of Director’s service on the Board by reason of Director’s death or disability such that Director is incapable of serving on the Board for physical or mental reasons, as shall be determined by the Committee in its sole discretion, and its determination shall be final.
3.    Settlement of Deferred Stock Units. The Company shall deliver to Director (or Director’s permitted transferee, if applicable) a number of shares of Common Stock equal to the number of deferred stock units subject to this Award that become vested, and such delivery shall occur on the date elected by Director in the Election Form. Any fractional deferred stock unit that becomes vested hereunder shall be rounded down at the time shares of Common Stock are issued in settlement of such deferred stock unit. No fractional shares of Common Stock, nor the cash value of any fractional shares of Common Stock, will be issuable or payable to Director pursuant to this Agreement. All shares of Common Stock issued hereunder shall be delivered either by delivering one or more certificates for such shares to Director or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of shares of Common Stock shall not bear any interest owing to the passage of time. Neither this Section 3 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
4.    Dividend Equivalent Rights. Each deferred stock unit subject to this Award is hereby granted in tandem with a corresponding Dividend Equivalent, which Dividend Equivalent shall remain outstanding from the Date of Grant until the earlier of the settlement or forfeiture of the deferred stock unit to which it corresponds. Each Dividend Equivalent shall entitle Director to receive payments, subject to and in accordance with this Agreement, in an amount equal to any ordinary cash dividends paid by the Company in respect of the shares of Common Stock underlying the deferred stock unit to which such Dividend Equivalent relates. All such payments shall be credited to Director in cash on a bookkeeping account maintained by the Company and shall be subject to the same applicable terms and conditions (including vesting, time of
Exhibit A-1

payment and forfeitability) as apply to the deferred stock units based on which the Dividend Equivalents were credited, and such amount shall be paid in cash (without interest) as the same time as the deferred stock units to which they relate are settled.
5.    Rights as Stockholder. Neither Director nor any person claiming under or through Director shall have any of the rights or privileges of a holder of shares of Common Stock in respect of any shares that may become deliverable hereunder unless and until certificates representing such shares have been issued or recorded in book entry form on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to Director or any person claiming under or through Director.
6.    Non-Transferability. During the lifetime of Director, the deferred stock units may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Common Stock underlying the deferred stock units have been issued, and all restrictions applicable to such shares have lapsed. Neither the deferred stock units nor any interest or right therein shall be liable for the debts, contracts or engagements of Director or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
7.    Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Common Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. No shares of Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, shares of Common Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Common Stock hereunder, the Company may require Director to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
8.    Legends. If a stock certificate is issued with respect to shares of Common Stock delivered hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission (“SEC”), any applicable laws or the requirements of any stock exchange on which the Common Stock is then listed. If the shares of Common Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.
9.    Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Common Stock or other property to Director or Director’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder. As a condition precedent to such payment or issuance, the Company may require Director or Director’s legal representative, heir, legatee or distributee to execute a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to vested deferred stock units.
10.    No Right to Continued Service or Awards.
(a)    Nothing in the adoption of the Plan, nor the award of the deferred stock units thereunder pursuant to the Grant Notice and this Agreement, shall confer upon Director the right to a continued service relationship with the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such service relationship at any time.
Exhibit A-2

(b)    The grant of the deferred stock units is a one-time benefit and does not create any contractual or other right to receive a grant of awards under the Plan or benefits in lieu of such awards in the future. Future awards will be at the sole discretion of the Company.
11.    Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Director, such notices or communications shall be effectively delivered if hand delivered to Director at Director’s principal residence or if sent by registered or certified mail to Director at the last address Director has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.
12.    Agreement to Furnish Information. Director agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
13.    Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Award granted hereby. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of Director shall be effective only if it is in writing and signed by both Director and an authorized officer of the Company.
14.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of law principles thereof.
15.    Successors and Assigns. The Company may assign any of its rights under this Agreement without Director’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon Director and Director's beneficiaries, executors, administrators and the person(s) to whom the deferred stock units may be transferred by will or the laws of descent or distribution.
16.    Clawback. Notwithstanding any provision in this Agreement, the Grant Notice or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any SEC rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Common Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.
17.    Counterparts. The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
18.    Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.
19.    Compliance with Section 409A of the Code. This Agreement shall be interpreted and administered in such a way as to comply with the applicable provisions of Section 409A of the Code (“Section 409A”) to the maximum extent possible. In addition, if Director must be treated as a “specified employee” (within the meaning of Section 409A), any payment made on account of Director’s “separation from service” (within the meaning of Section 409A) will be made at the time specified above in Section 3 or, if later, on the date that is six months and one day following the date of Director’s separation from service. To the extent that the Board determines that the Plan or this Award fails to comply with the requirements of Section 409A, the Board reserves the right (without any obligation to do so) to amend or terminate the Plan and/or amend, restructure, terminate or replace this Award in order to cause this Award either to not be subject to Section 409A or to comply with the applicable provisions of such section.
[Remainder of Page Intentionally Blank]
Exhibit A-3